Exhibit l Under Form N-1A
                                              Exhibit 99 Under Item 601/Reg. S-K


                        FEDERATED ADMINISTRATIVE SERVICES

                            Federated Investors Tower

                               1001 Liberty Avenue

                       Pittsburgh, Pennsylvania 15222-3779

October 11, 2000



4 Winds Family of Funds
Federated Investors
5800 Corporate Drive
Pittsburgh, PA  15237-7010

Gentlemen:

        Federated Administrative Services agrees to purchase 100,000 shares of 4 Winds Treasury Money Market Fund, a portfolio of 4 Winds Family of Funds at the cost of $1.00 each. These shares are purchased for investment purposes and Federated Administrative Services has no present intention of redeeming those shares.

                                   Sincerely,

                                /s/Amanda J. Reed

                                 Amanda J. Reed

                                    Assistant Secretary